UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 8, 2019

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	CME	NASDAQ Global Select Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CME Group Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders on May 8, 2019.

At the close of business on March 11, 2019, the record date of the Annual Meeting, the Company had 357,838,971 shares of Class A and Class B common stock issued and outstanding. The following shares were present at the Annual Meeting, either in person or by proxy:

Class(es) of Common Stock	Aggregate Number of Shares	% of the Issued and Outstanding
Class A and Class B	314,903,605	88.0%
Class B-1	252	40.32%
Class B-2	277	34.07%
Class B-3	338	26.26%

The results of the proposals are as follows:

1.	The election of seventeen Equity Directors to serve until 2020 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Against	Abstain
Terrence A. Duffy	265,842,260	15,538,176	1,756,283
Timothy S. Bitsberger	275,297,733	7,441,427	397,559
Charles P. Carey	274,446,896	8,355,960	333,863
Dennis H. Chookaszian	266,905,182	15,308,931	922,606
Ana Dutra	279,847,449	2,816,246	473,024
Martin J. Gepsman	264,982,437	17,802,824	351,458
Larry G. Gerdes	268,438,343	13,828,583	869,793
Daniel R. Glickman	264,521,937	18,310,412	304,370
Daniel G. Kaye	279,997,548	2,616,197	522,974
Phyllis M. Lockett	273,279,832	9,377,159	479,728
Deborah J. Lucas	280,960,718	1,707,380	468,621
Alex J. Pollock	258,703,205	24,012,508	421,006
Terry L. Savage	267,690,742	14,526,593	919,384
William R. Shepard	246,846,793	35,994,464	295,462
Howard J. Siegel	273,456,653	9,419,610	260,456
Michael A. Spencer	273,221,320	9,423,609	491,790
Dennis A. Suskind	273,548,447	9,232,897	355,375

There were a total of 31,766,886 broker non-votes in this proposal.

2.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2019 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
309,976,317	4,634,008	293,280

3.	The approval, by advisory vote, of the compensation of the Company’s named executive officers (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
264,977,444	16,653,580	1,505,695

There were a total of 31,766,886 broker non-votes in this proposal.

4.	The election of Class B Directors:

a.	The election of three Class B-1 Directors to serve until 2020 from a slate of six nominees (the nominees in bold were elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
Steve A. Beitler	81	0	0
Bradley S. Glass	67	0	0
Gedon Hertshten	129	0	0
William W. Hobert	117	0	0
Patrick J. Mulchrone	108	0	0
Robert J. Tierney Jr.	140	0	0

b.	The election of two Class B-2 Director to serve until 2020 from a slate of three nominees (the nominees in bold were elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Yra G. Harris	139	1	0
Ronald A. Pankau	161	1	0
David J. Wescott	189	1	0

c.

In the election of one Class B-3 Director, no quorum was achieved. Therefore, Elizabeth A. Cook, who ran unopposed for this position, is a “holdover” under Delaware law and the Company’s bylaws. She will continue to serve until her successor is duly elected at the 2020 Annual Meeting or her earlier resignation or removal.

5.	The election of Class B Nominating Committees:

a.	The election of five members of the Class B-1 Nominating Committee to serve until 2020 from a slate of ten nominees (the nominees in bold were elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
Thomas A. Bentley	129	0	0
Kevin G. Boyle	99	0	0
Steven F. French	100	0	0
Joseph H. Gressel	112	0	0
Mark S. Kobilca	79	0	0
Gary T. Lark	73	0	0
W. Winfred (Fred) Moore II	86	0	0
James V. Sauter	53	0	0
Michael J. Small	47	0	0
Michael G. Sundermeier	40	0	0

b.	The election of five members of the Class B-2 Nominating Committee to serve until 2020 from a slate of eight nominees (the nominees in bold were elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Frank Catizone	114	0	0
Richard J. Duran	137	0	0
Patrick J. Lahey	107	0	0
Patrick W. Maloney	120	0	0
Andrew J. Schwieters	43	0	0
Stuart A. Unger	138	0	0
Barry D. Ward	134	0	0
James J. Zellinger	94	0	0

c.

In the election of five members of the Class B-3 Nominating Committee, no quorum was achieved. In the absence of a quorum, the following Class B-3 Nominating Committee members who served at the time of the Annual Meeting are also deemed to continue to serve until their successors are duly elected at the 2020 Annual Meeting.

John F. Connors

Joel P. Glickman

Kevin P. Heaney

Thomas G. Rossi

Richard S. Turim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 13, 2019	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary